Exhibit 99.1

Consolidated Financial Statements Oxitec Limited

For the year ended 31 December 2014

Oxitec Limited

Company Information

Directors
Dr L S Alphey (Resigned September 4th 2015)
B G Morton (Resigned September 4th 2015)
L T Clay (Resigned September 4th 2015)
E D K Mott (Resigned September 4th 2015)
H St P Parry
Dr C G J Richards (Resigned September 4th 2015)
W G McAfee (Resigned September 4th 2015)
Dr C Towler (Resigned September 4th 2015)
Christian Ulrich (Appointed September 4th 2015)
Rick Sterling (Appointed September 4th 2015)

Company secretary	W J R Fleming (Resigned September 4th 2015)
Registered number	04512301
Registered office	Second Floor, Park Gate 25 Western Avenue Milton Park Abingdon OXFORD OX14 4SH
Independent auditors	PricewaterhouseCoopers LLP One Reading Central 23 Forbury Road READING RG1 3JH
Bankers	Santander Corporate & Commercial Banking Santander UK plc 1st Floor, 121 St Aldates OXFORD OX1 1HB HSBC Bank Plc 16 Cornmarket Street OXFORD OX1 3HY
Solicitors	Wilmer Hale Second Floor, Park Gate 25 Western Avenue Milton Park OXFORD OX14 4SH

Oxitec Limited

Contents

Page(s)
Independent Auditors’ Report	4

Consolidated Profit and Loss Account	5

Consolidated Statement of Total Recognised Gains and Losses	6

Consolidated Balance Sheet	7

Consolidated Cash Flow Statement	8

Reconciliation of Net Cash Flow to Movement in Net Debt	8

Notes to the Consolidated Financial Statements	9–21

Oxitec Limited

Independent Auditors’ Report
To the Board of Directors of Oxitec Limited

We have audited the accompanying consolidated financial statements of Oxitec Limited and its subsidiaries, which comprise the consolidated balance sheet as of 31 December 2014, and the related consolidated profit and loss account, statement of total recognised gains and losses, cash flow statement, reconciliation of net cash flow to movement in net debt, and notes to the financial statements for the year then ended.
Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the Financial Reporting Standard for Smaller Entities (Effective April 2008) and the Companies Act 2006 applicable to small groups (together “United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion

In our opinion, the consolidated financial statements referred to above:

•	give a true and fair view of the state of the Company’s affairs as at 31 December 2014 and of its loss and cash flows for the year then ended; and

•	have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities.
Emphasis of matter

We draw attention to Note 22, which reconciles the results for the period from United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities (FRSSE) to accounting principles generally accepted in the United States of America (US GAAP). Significant differences exist between United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities and US GAAP. Our opinion is not modified with respect to this matter.
Other matter

We draw attention to the fact that these financial statements have not been prepared under section 394 of the Companies Act 2006 and are not the company’s statutory financial statements.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
9 September 2015

Oxitec Limited

Consolidated Profit and Loss Account

For the year ended 31 December 2014

		2014
	Note	£
Turnover		-
Administrative expenses		(4,810,460)
Other operating income	2	525,683
Operating loss	3	(4,284,777)
Interest receivable and similar income	5	13,004
Interest payable and similar charges	6	(99,378)

Loss on ordinary activities before taxation		(4,371,151)
Tax credit on loss on ordinary activities	7	379,587
Loss for the financial year	13	(3,991,564)
All results relate to continuing operations.
There are no material differences between the loss on ordinary activities before taxation and the loss for the financial year stated above and their historical cost equivalents.
The notes on pages 9 to 21 form part of these financial statements.

Oxitec Limited

Consolidated Statement of Total Recognised Gains and Losses

For the year ended 31 December 2014

2014
£
Loss for the financial year	(3,991,564)
Exchange losses on foreign currency translation	(79,667)
Total recognised losses relating to the year	(4,071,231)

The notes on pages 9 to 21 form part of these financial statements.

Oxitec Limited

Consolidated Balance Sheet
As at 31 December 2014

			2014
	Note	£	£
Fixed assets
Tangible assets	8		692,793
Investments	9		13,347
			706,140
Current assets
Debtors	10	527,100
Investments	9	754,142
Cash at bank and in hand		2,676,497
		3,957,739

Creditors: amounts falling due within one year	11	(4,747,715)
Net current liabilities			(789,976)
Total assets less current liabilities			(83,836)
Net liabilities			(83,836)
Capital and reserves
Called up share capital	12		6,661
Share premium account	13		20,790,841
Profit and loss account	13		(20,881,338)
Total shareholders' deficit	14		(83,836)
The notes on pages 9 to 21 form part of these financial statements.

Oxitec Limited

Consolidated Cash Flow Statement

For the year ended 31 December 2014

		2014
	Note	£
Net cash outflow from operating activities	16	(4,050,558)

Returns on investment and servicing of finance
Interest received		9,342
Net cash inflow from returns on investments and servicing of finance		9,342

Tax received		379,587

Capital expenditure and financial investment
Purchases of tangible fixed assets		(552,072)
Increase in investment in Genefirst Limited		(5,091)
Net cash outflow for capital expenditure and financial investment		(557,163)

Net cash outflow before use of liquid resources and financing		(4,218,792)

Management of liquid resources
Purchases of short term deposits		(754,142)
Net cash outflow from management of liquid resources		(754,142)

Financing
Issue of ordinary share capital		6,040,816
Increase in borrowings		177,976
Net cash inflow from financing		6,218,792

Increase in cash and cash equivalents		1,245,858

Reconciliation of net cash flow to movement in net debt
Increase in cash and cash equivalents		1,245,858
Movement in liquid resources		754,142
Movement in borrowings		(177,976)
Other non-cash changes		(99,378)
Change in net debt		1,722,646
Net debt at the beginning of the year		(2,131,964)
Net debt at the end of the year	17	(409,318)
The notes on pages 9 to 21 form part of these financial statements.

Oxitec Limited

Notes to the Consolidated Financial Statements
For the year ended 31 December 2014
1.    Accounting policies

Principal activities

The principal activity of Oxitec Limited (the “Company”) and subsidiaries (“the Group”, “Oxitec”or “we”) during the year was research and development in biotechnology. Oxitec is a pioneer in controlling insects that spread disease and damage crops. Through world class science we have developed an innovative new solution to controlling harmful insect pests.

Basis of preparation of financial statements

These financial statements have been prepared solely for the purpose of meeting the requirements of U.S. Securities and Exchange Commission (“SEC”) Rule 3-05 of Regulation S-X following the acquisition of Oxitec by Intrexon Corporation (“Intrexon”) on 27 August 2015. These financial statements are not the statutory financial statements of the Company or Group. Accordingly, these financial statements do not present information on Oxitec Limited as a separate legal entity. These non-statutory financial statements have been prepared in accordance with the Financial Reporting Standard for Smaller Entities (Effective April 2008) and the Companies Act 2006 applicable to small groups (United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities) which have been applied consistently (except as otherwise stated).

The financial statements are prepared under the historical cost convention. No comparative information has been presented in these financial statements as no comparatives are required under SEC Rule 3-05 of Regulation S-X. However, this is a departure from generally accepted accounting practice in the United Kingdom as comparative figures are required.

US GAAP

Significant differences exist between United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities and US Generally Accepted Accounting Principles (US GAAP). The US GAAP results for the period and the effect on Group total shareholders' funds are set out in Note 22.

Consolidation

The consolidated financial statements include the results of the company and its subsidiary undertakings made up to the end of the financial year. Intra-group transactions are excluded on consolidation and sales and profit figures relate to external transactions only.

Going concern

The financial statements have been prepared on a going concern basis which assumes that the Company will continue in operational existence for the foreseeable future. Since the year end, the Company has raised £4,553,800 of additional working capital through an issue of shares to existing and new investors. Following the acquisition of the Company by Intrexon, the directors have also received a letter of support from Intrexon to provide the Company with sufficient resources to meet its liabilities as they fall due for at least twelve months from the date of approval of these financial statements. Accordingly, the directors consider that the going concern assumption is appropriate.

Research and development

Research and development expenditure is written off in the year in which it is incurred. Research and development tax credits are recognised on a receipt basis.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the year ended 31 December 2014
1.    Accounting policies (continued)

Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following bases:

Plant & machinery	-	5 years
Office equipment	-	3 years

Assets in the course of construction are included in tangible fixed assets as construction in progress on the basis of expenditure incurred at the balance sheet date and are not depreciated until brought into use.

Investments

Investments held as fixed assets are shown at cost less provision for impairment.

Operating leases

Rentals under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

Foreign currencies

Profit and loss account of the overseas subsidiary undertakings are translated at average exchange rates for the year. Monetary assets and liabilities denominated in foreign currencies are translated into sterling at rates of exchange ruling at the balance sheet date. Differences arising from the re-translation of the opening net investment in the overseas subsidiary undertakings to year end rates are taken to reserves.

Transactions in foreign currencies are translated into sterling at the rate ruling on the date of the transaction.

Exchange gains and losses are recognised in the profit and loss account.

Government and other grants

Government and other grants of a revenue nature are credited to the Profit and loss account in the same period as the related expenditure is incurred. Where there is significant uncertainty over the timing or amount of grant income, this is only recognised on a receipts basis.

Pensions

The Group operates a defined contribution pension scheme and the pension charge represents the amounts payable by the Group to the fund in respect of the year. The assets of the scheme are held separately from those of the Group.

The Group Auto-enrolment staging date is October 2015 and actions are underway to complete implementation in Quarter 3 2015.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the year ended 31 December 2014
1.    Accounting policies (continued)

Deferred taxation

Full provision is made for deferred tax assets and liabilities arising from all timing differences between the recognition of gains and losses in the financial statements and recognition in the tax computation. A net deferred tax asset is recognised only if it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted. Deferred tax assets and liabilities are calculated at the tax rates expected to be effective at the time the timing differences are expected to reverse. Deferred tax assets and liabilities are not discounted.

Financial instruments

Convertible loan notes are held as liabilities on the face of the balance sheet, split between current and non-current, dependant on the maturity date of the loan notes. The liability is recognised at the principal amount plus any accrued interest or compounded interest accruable on the loan notes.
2.    Other operating income

2014
£
Grant income	516,336
Other miscellaneous	9,347
525,683
3.    Operating loss

The operating loss is stated after charging:
2014
£
Staff costs	2,368,242
Depreciation of tangible fixed assets: - Owned by the Group	104,795
Loss on disposal of fixed assets	9,637
Auditors’ remuneration	18,000
Research and development expenditure	264,415
Operating lease expenditure - Land and buildings - Office equipment	236,651 8,052
4.    Directors' remuneration

2014
£
Aggregate remuneration	321,228

No pension contributions were made in respect of directors during the year.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the year ended 31 December 2014

5. Interest receivable and similar income
2014
£
Foreign exchange gains	3,662
Other interest receivable	9,342
13,004

6. Interest payable and similar charges
2014
£
Interest payable on convertible loans	99,378
99,378

7. Tax on loss on ordinary activities
2014
£
Research and development tax credit	379,587
379,587

Unrelieved tax losses of approximately £15,000,000 remain available for offset against future taxable trading profits, prior to any research and development tax relief claims for the current year. The Group has not recognised any deferred tax asset in respect of these losses due to there being significant uncertainty regarding the recovery of these losses against taxable trading profits in the forseeable future.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the year ended 31 December 2014
8.     Tangible assets

	Plant & Machinery	Office Equipment	Construction in progress	Total
	£	£	£	£
Cost
At 1 January 2014	572,616	147,434	-	720,050
Additions	128,333	54,265	369,474	552,072
Disposals	(242,752)	(65,303)	-	(308,055)
At 31 December 2014	458,197	136,396	369,474	964,067
Accumulated depreciation

At 1 January 2014	368,356	96,541	-	464,897
Charge for the year	79,653	25,142	-	104,795
Disposals	(242,752)	(55,666)	-	(298,418)
At 31 December 2014	205,257	66,017	-	271,274
Net book value

At 31 December 2014	252,940	70,379	369,474	692,793
At 31 December 2013	204,260	50,893	-	255,153

Oxitec Limited

Notes to the Consolidated Financial Statements

For the year ended 31 December 2014
9.    Investments

Subsidiary undertakings

The Company holds 100% of the ordinary shares of the following subsidiary undertakings:

Name	Country of Incorporation
Oxitec Singapore pte	Singapore
Oxitec Sdn Bhd	Malaysia
Oxitec Inc	USA
Oxitec do Brasil Tecnologia de Insetos Ltda	Brazil

The principal activity of Oxitec do Brasil Tecnologia de Insetos Ltda is research and development. All other subsidiaires have no significant activity.

The aggregate of the share capital and reserves as at 31 December 2014 and of the profit or loss for the year ended on that date for the subsidiary undertakings were as follows:

	Aggregate of
	share capital and
Name	reserves	Profit/(loss)
	£	£
Oxitec Singapore pte	(52,007)	(4,673)
Oxitec Sdn Bhd	(314,487)	(5,605)
Oxitec Inc	-	-
Oxitec Do Brasil Participacoes LTDA	(821,961)	(707,913)

Investment in Genefirst Limited

The Company also has an investment in Genefirst Limited (“Genefirst”), a company incorporated in the UK which is recognised at cost of £13,347. At 31 December 2014 this investment represented 19% of the ordinary share capital of Genefirst. On 7 January 2015 Genefirst raised additional equity capital, reducing the Company’s interest to 12% of the issued shares of Genefirst.   Genefirst had share capital and reserves of £100,848 at 31 December 2014 and made a loss of £67,000 for the year ended 31 December 2014.

Current asset investments	2014
£
Time deposit investment	754,142
The current asset investment balance relates to a short-term time deposit amount due within one year.

Oxitec Limited

Notes to the consolidated financial statements

For the year ended 31 December 2014

10. Debtors
2014
£
Due within one year
Prepayments and accrued income	247,750
Other debtors	279,350
527,100

11.	Creditors: Amounts falling due within one year

2014
£
Convertible loans	3,839,957
Trade creditors	183,131
Taxation and social security	60,623
Other creditors	664,004
4,747,715

The convertible loan balance includes £3,078,156, principal plus accrued interest, provided by East Hill Venture Fund LP (“East Hill”). Further details of this balance are given in note 19. The remaining £761,801 of convertible loan relates to a loan from the Wellcome Trust which is convertible at the holders option into ordinary shares at a discount of 20% to the most recent funding round. During the year, interest charges of £99,378 were accrued and added to the amount of the outstanding loans. Interest accrues at a fixed interest rate of 4% above six month U.S. dollar LIBOR as at 27 June 2013 and 2% above three month sterling LIBOR as at 3 February 2010 on the East Hill and Welcome Trust loans respectively. Prior to 29 June 2013, interest accrued at a fixed rate of 2% above three month sterling LIBOR as at 27 June 2008 on £1,500,000 of the East Hill loan, and 3% above three month sterling LIBOR as at 2 June 2009 on £750,000 of the East Hill loan.

Oxitec Limited

Notes to the consolidated financial statements

For the year ended 31 December 2014
12.    Called up share capital

2014
£
Allotted, called up and fully paid
666,094 Ordinary shares of £0.01 each	6,661

During the course of the year, the Company issued of 131,872 Ordinary shares of £0.01 each, in order to provide additional working capital. The difference between the total consideration of £6,040,816 and the total nominal value of £1,319, being £6,039,497, has been credited to the share premium account.
13.    Reserves

	Share premium account	Profit and loss account
	£	£
At 1 January 2014	14,751,344	(16,810,107)
Loss for the financial year	-	(3,991,564)
Exchange losses on foreign currency translation	-	(79,667)
Premium on shares issued during the year	6,039,497	-
At 31 December 2014	20,790,841	(20,881,338)
14.    Reconciliation of movements in shareholders’ deficit

2014
£
Loss for the financial year	(3,991,564)
Exchange losses on foreign currency translation	(79,667)
Increase in share capital	1,319
Increase in share premium	6,039,497
Net decrease in shareholders’ deficit	1,969,585
Opening shareholders’ deficit	(2,053,421)
Closing shareholders’ deficit	(83,836)
15.    Share options

The Company has granted a number of share options over ordinary shares to both employees and directors of the Company. Under the scheme, there are unexercised options over 64,135 shares at an exercise price of £5; 6,715 shares at an exercise price of £17.50; 1,000 shares at an exercise price of £18.48; and 9,000 shares at an exercise price of £47.00. Under the scheme, the options vest over a three to five year period at an equal annual percentage on the anniversary of the grant date and are exercisable within 5 years of being granted.

Oxitec Limited

Notes to the consolidated financial statements

For the year ended 31 December 2014
15.    Share options (continued)

The following share options are held by the directors of the Company:

•
Dr L S Alphey has interests in share options over 1,636 Ordinary shares of £0.01 each at an exercise price of £5.00 per share and further options over 6,715 Ordinary shares of £0.01 each at an exercise price of £17.50 per share

•	E D K Mott has interests in share options over 1,000 Ordinary shares of £0.01 each at an exercise price of £18.48 per share

•
H St P Parry has interests in share options over 15,024 Ordinary shares of £0.01 each at an exercise price of £5.00 per share and further options over 9,000 Ordinary shares of £0.01 each at an exercise price of £47.00 per share sce

•	Dr CGJ Richards has interests in share options over 3,000 Ordinary shares of £0.01 each at an exercise price of £5.00 per share.
16.    Reconciliation of operating loss to net cash outflow from operating activities

2014
£
Operating loss	(4,284,777)
Increase in debtors	(261,738)
Increase in creditors	381,525
Depreciation expense	104,795
Loss on disposal of fixed assets	9,637
Net cash outflow from operating activities	(4,050,558)
17.    Analysis of changes in net debt

	At 1 January 2014	Cash flows	Other changes	At 31 December 2014
	£	£	£	£
Cash and cash equivalents	1,430,639	1,245,858	-	2,676,497
Convertible loans	(3,562,603)	(177,976)	(99,378)	(3,839,957)
Current asset investments	-	754,142	-	754,142
Total	(2,131,964)	1,822,024	(99,378)	(409,318)

Oxitec Limited

Notes to the consolidated financial statements

For the year ended 31 December 2014
18.    Financial commitments

At 31 December 2014 the Group has lease agreements in respect of properties and office equipment, for which the payments extend over a number of years.

Annual minimum lease commitments under non-cancellable operating leases expiring:

	Land and buildings	Other
	£	£

Within one year	-	-
Within two to five years	173,000	8,052
After five years	63,651	-
	236,651	8,052
19.    Related party transactions

During the year ended 31 December 2008, the Company was provided with a £1,500,000 unsecured convertible loan facility by East Hill, a business which is controlled by L T Clay, a director of Oxitec. During 2009, the Company was provided with and drew down a further £750,000 loan facility from East Hill secured by way of a debenture over the Company's assets. The loan facilities are convertible into ordinary shares at the lesser of £40 per share and the most recent funding round. During the year the loan facilities were amended and the maturity date extended to 27 June 2015. At 31 December 2014, all £2,250,000 of the loan facilities had been drawn down by the Company. During the year, interest charges of £99,378 were accrued and added to the amount of the outstanding loans. Total accrued interest amounts to £828,156 at 31 December 2014.

Fees totalling £91,788 have been paid to Oxford Capital Partners, a business which is under the control of E D K Mott, a director of Oxitec. Invoices totalling £15,000 for Non Executive Director services provided throughout 2014 for Oxford Capital Partners LLP (Edward Mott), and invoices totalling £24,000 for provision of services by a company, Talestris Ltd (Christopher Richards) were paid during 2014. Fees totalling £92,500 were accrued to L T Clay, a director of Oxitec. These fees remain unpaid.
20.    Post balance sheet events

During 2015, up until the date of approval of these financial statements, the Company issued 91,072 ordinary shares with a nominal value of 1p each in return for a total consideration of £4,553,800.

During July 2015 the Company’s loan facilities with East Hill were amended and the maturity date extended to 27 June 2017.

On 4 September 2015 all of the issued and to be issued share capital of the Company was acquired by Intrexon for total purchase consideration of $160 million which was settled in cash and Intrexon common stock shares.

On 4 September 2015 all of the directors of the Company with the sole exception of Hadyn Parry resigned.

On 4 September 2015 the Company secretary resigned.

Oxitec Limited

Notes to the consolidated financial statements

For the year ended 31 December 2014

20.    Post balance sheet events (continued)

On 4 September 2015 Christian Ulrich and Rick Sterling were appointed directors of the Company

On 4 September 2015 all convertible loans were duly converted to a total of 99,769 ordinary shares and subsequently sold on the same date to Intrexon.

On 4 September 2015 all share options in issue, totalling options over 86,670 ordinary shares in Oxitec Ltd were exercised and the shares so issed sold on the same date to Intrexon.

On 4 September 2015 all exercisable warrant instruments in issue, totalling warrants to purchase 62,165 ordinary shares in Oxitec Ltd were exercised and the shares so issued sold on the same date to Intrexon.
21.    Ultimate parent company

The directors regard Intrexon Corporation, a company incorporated in the US, as the ultimate parent company and ultimate controlling party. Copies of the consolidated financial statements of Intrexon can be obtained from The Company Secretary, 20374 Seneca Meadows Parkway, Germantown, Maryland, 20876, United States of America.

Intrexon Corporation is the largest and smallest group of undertakings for which group financial statements are drawn up of which the Company is a member subsequent to its acquisition by Intrexon on 4th September 2015. The immediate parent company of Oxitec is Intrexon UK Insect Holdings Limited.

Oxitec Limited

Notes to the financial statements

For the year ended 31 December 2014
22.    Reconciliation from UK FRSSE to accounting principles generally accepted in the United States of America (“US GAAP”)

The accompanying consolidated financial statements of Oxitec have been prepared in accordance with the UK FRSSE as described in Note 1. The UK FRSSE differs in certain respects from the requirements of US GAAP. The effects of the application of US GAAP to Oxitec results, as determined under the UK FRSSE, are set out below.

	Year ended 31 December 2014 Profit & loss account	At 31 December 2014 Total shareholders’ deficit
	£	£
UK FRSSE results
Loss for the financial year	(3,991,564)	-
Total shareholders’ deficit	-	(83,836)

US GAAP adjustments:
a) Share based compensation expense	(217,835)	-
b) Convertible loans	(197,116)	(782,294)

Total US GAAP adjustments	(414,951)	(782,294)

Results under US GAAP	(4,406,515)	(866,130)

a)	Share based compensation expense
Under the UK FRSSE, there is no requirement to recognise equity settled share based compensation expense. Under US GAAP, equity classified awards are recognised as compensation expense and are measured at the grant date fair value of the award over the vesting period. The Company has estimated the grant date fair value using the Black-Scholes-Merton option-pricing model.

b)	Convertible loans
Under the UK FRSSE, financial instruments are classified as a financial liability, a financial asset or an equity instrument in accordance with the substance of the contractual arrangement. Under the UK FRSSE the convertible loans are recognised as a liability at cost. Under US GAAP, the Company has elected to report its convertible loans under the Fair Value Option Subsections of FASB ASC Subtopic 825‑10, Financial Instruments—Overall, with changes in fair value reported in earnings. The profit and loss account adjustment of £197,116 and total shareholders’ deficit adjustment of £782,294 reflect the incremental impact of applying a fair basis of measurement to the amounts recorded under the UK FRSSE since the date that the instruments were issued.

Oxitec Limited

Notes to the financial statements

For the year ended 31 December 2014
22.    Reconciliation from UK FRSSE to accounting principles generally accepted in the United States of America (“US GAAP”) (continued)

Cash flow statement for the year ended 31 December 2014

The consolidated cash flow statement of Oxitec has been prepared in accordance with UK GAAP. There are certain differences with regard to classification of items within the cash flow statement under US GAAP. Under UK GAAP cash flows are prepared separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, and financing. Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Under US GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less. The following table presents cash flows as classifoed under US GAAP.

2014
£
Cash flows from operating activities
Net loss	(4,406,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of tangible fixed assets	104,795
Loss on disposal of tangible fixed assets	9,637
Share based compensation expense	217,835
Unrealised losses on convertible loans measured at fair value	296,494
Other non-cash items	(3,662)
Changes in operating assets and liabilities:
Debtors	(261,738)
Creditors	381,525
Net cash used in operating activities	(3,661,629)

Cash flows from investing activities
Purchases of short term deposits	(754,142)
Purchases of tangible fixed assets	(552,072)
Increase in investment in Genefirst Limited	(5,091)
Net cash used in investing activities	(1,311,305)

Cash flows from financing activities
Proceeds from issuance of shares in a private placement	6,040,816
Advances from convertible loan facility	177,976
Net cash provided by financing activities	6,218,792
Net increase in cash and cash equivalents	1,245,858

Cash and cash equivalents
Beginning of year	1,430,639
End of year	2,676,497